EXHIBIT 24

                        POWER OF ATTORNEY


      Each person whose signature appears below constitutes and appoints John Scriven and J. Pedro Reinhard, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement in connection with the registration under the Securities Act of 1933 of shares of common stock, par value $2.50 per share, of The Dow Chemical Company to be issued in connection with The Dow Chemical Company
1988 Award and Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.


SIGNATURE                TITLE                 DATE


A. A. ALLEMANG
A. A. Allemang      Director and Vice         August 3, 2000
                    President

J. K. BARTON
J. K. Barton        Director                  August 1, 2000

F. H. BROD          Vice President and
F. H. Brod          Controller                August 7, 2000

D. T. BUZZELLI
D. T. Buzzelli      Director                  August 2, 2000

A. J. CARBONE
A. J. Carbone       Director, Vice            August 2, 2000
                    Chairman and
                    Executive Vice
                    President

J. M. COOK
J. M. Cook          Director                  August 2, 2000

J. C. DANFORTH
J. C. Danforth      Director                  August 1, 2000

W. D. DAVIS
W. D. Davis         Director                  August 1, 2000

E. C. FALLA
E. C. Falla         Director                  August 1, 2000

B. H. FRANKLIN
B. H. Franklin      Director                  August 4, 2000

A. D. GILMOUR
A. D. Gilmour       Director                  August 4, 2000

M. D. PARKER
M. D. Parker        Director and              August 4, 2000
                    Executive
                    Vice President

F. P. POPOFF
F. P. Popoff        Director and              August 7, 2000
                    Chairman of the
                    Board

J. P. REINHARD
J. P. Reinhard      Director, Executive       August 7, 2000
                    Vice
                    President and Chief
                    Financial Officer

H. T. SHAPIRO
H. T. Shapiro       Director                  August 3, 2000

W. S. STAVROPOULOS
W. S. Stavropoulos  Director, President       August 7, 2000
                    and Chief Executive
                    Officer

P. G. STERN
P. G. Stern         Director                  August 2, 2000